                                                                   Exhibit 3-188
--------------------------------------------------------------------------------

                         AGREEMENT OF INCORPORATION
                                       o

     I the undersigned agree to become a corporation by the name of o

                          THE HOUSE OF CAMPBELL, INC.

     (1) o

     II. The principal Office or Place of Business of said Corporation will be located at (1) No 10o9 Murdoch Avenue in the city (2) of Parkersburg in county of Wood and State of West Virginia 26101. Its chief works will be located (3) at the same place.

     (1) o
     (2) o
     (3) o

     III. The objects for which this Corporation is formed are as follows:

   o

   To own, operate, manage and maintain nursing homes, adult day care centers, residential care centers and personal care centers; to purchase, lease, acquire, hold, sell or encumber such real property or personal property as this corporation may need for the purpose of carrying on its business; to apply for, obtain, purchase, lease or otherwise acquire any franchises, permits, certificates, patents, copyrights, licenses, trademarks, trade names and the like which may seem capable or required of being used for any of the purposes of the corporation, and to use, exercise, develop, grant, sell, lease or otherwise dispose of the same.

   To do each and every act or acts necessary to the accomplishment of the purpose hereinbefore set out.

   IV. The amount of the total authorized capital stock of said corporation shall be Three Thousand dollars, which shall be divided into 300 shares of the par value of Ten dollars each.

   o

   o

   The amount of capital stock with which it will commence business is ---------

                 Three Thousand                   Dollars
--------------------------------------------------------------------------------
           (Shall not be less than one thousand dollars)

($3,000.00) being ------ 300------shares ------ Ten------Dollars ($10.00) each.

   o

   o


                                                                                       No. of Shares     No. of Shares    Total No.
NAME o                                                    ADDRESS o                     Common Stock    Preferred Stock   of Shares
Jeffrey Lynn Campbell                     1029 Murdoch Avenue, Parkersburg, W. Va.          280              None            280

Janet Lynn Campbell                       1029 Murdoch Avenue, Parkersburg, W. Va.           19              None             19

Joseph o McFarland                        600 Ann Street, Parkersburg, W. Va.                 1              None              1


     VI. The existence of this corporation is to be perpetual.

     o

     WE THE UNDERSIGNED for the purpose of forming a Corporation under the laws of the State of West Virginia do make and file this Agreement; and we have accordingly hereunto set our respective hands this o day of December 1974.

                                                                  o


                                            /s/ [graphic omitted]
                                                --------------------------------
                                                Jeffrey Lynn Campbell


                                            /s/ [graphic omitted]
                                                --------------------------------
                                                Janet Lynn Campbell


                                            /s/ [graphic omitted]
                                                --------------------------------
                                                Joseph W. McFarland

o

Joseph K. McFarland
Attorney at Law
600 Ann St., P. O. Box 1794
Tarkersburg, West Virginia 26101

                                  CERTIFICATES

     The agreement must be acknowledged by all the incorporators who signed it, before the president of a county court, a justice of the peace, notary, recorder, prothonotary or clerk of any court, within the United States, etc, and such acknowledgments certified by the either before whom they were made, and his seal affixed if not in West Virginia. Acknowledgments taken in a foreign country must be certified under the official seal of any ambassador, minister o, minister resident, charge d'affaires, consul general, consul, deputy consul, etc., appointed by the government of the United States to any foreign country, or of the o officer of any court of o of such country, or of the mayor or other chief magistrate of any city, town or corporation therein, etc [o]

State of WEST VIRGINIA County of WOOD to-wit:

     I,   PAM SMITH, a Notary Public in and for the County and State aforesaid, hereby certify that

                                            /s/ [graphic omitted]
                                                --------------------------------
                                                Jeffrey Lynn Campbell


/s/ [graphic omitted]                       /s/ [graphic omitted]
    --------------------------------            --------------------------------
    Joseph W. McFarland                         Janet Lynn Campbell

o

whose names are signed to the foregoing agreement bearing date on the 31st day of December 1974 this day personally appeared before me in my said county and severally acknowledged their signatures to the same.

     Given under my hand and official seal this 31st day of December 1974.

                                            /s/ [graphic omitted]
(SEAL)                                          --------------------------------
                                                                   Notary Public

     My Commission expires on the 30th day of September, 1979 Commissioned as Pam Darling

--------------------------------------------------------------------------------